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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): December 23, 1996

                         Commission file number 0-26980

                           ARV ASSISTED LIVING, INC.
             (Exact name of Registrant as specified in its charter)


         CALIFORNIA                                           33-0160968
 (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

     245 FISCHER AVENUE, D-1
          COSTA MESA, CA                                         92626
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                        (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (714) 751-7400



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

OFFER TO PURCHASE ANY AND ALL LIMITED PARTNERSHIP UNITS OF SENIOR INCOME FUND, L.P.

On December 23, 1996, ARV Assisted Living, Inc., a California corporation, announced that its wholly-owned subsidiary LAVRA, Inc., a Delaware corporation (the "Purchaser") filed a second tender offer (the "Second Offer") with the Securities and Exchange Commission disclosing its offer to purchase any and all outstanding limited partnership units (the "Units") of Senior Income Fund, L.P., a Delaware limited partnership (the "Partnership"), not already owned by
the Purchaser.   Pursuant to the terms of the Second Offer, the Purchaser is offering a net cash price of $5.90 per Unit, less the amount of distributions per Unit, if any, made, announced or paid by the Partnership from the date of the Offer until the date on which tendered Units are purchased.

The Purchaser will acquire any and all Units validly tendered and not withdrawn prior to the expiration date of the Offer at 12:00 midnight, New York time on Friday, January 31, 1997 (unless extended).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

No financial statements are attached.

Exhibit 99.1 Press release dated December 23, 1996 disclosing the Offer.






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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARV Assisted Living, Inc.


 By:        /s/ Patrick M. Donovan
     -------------------------------
            Patrick M. Donovan
            Vice President, Finance
            (Duly authorized officer)

Date:     January 7, 1997




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